Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT REPORTS FIRST QUARTER FISCAL 2008 RESULTS

$30 Million of Stock Repurchased During Quarter

Long-Term Diluted Earnings per Share Growth Target of 15-20% per Year

Internal Review Update

PARSIPPANY, NJ – September 6, 2007 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) today reported financial results for the first quarter of fiscal 2008. Total revenues in the current quarter were $5.9 million, comparable with the prior year period. Net loss in the current quarter increased to $19.6 million ($0.65 per share), as compared to a net loss of $12.7 million ($0.36 per share) in the prior year period.

Contributing to the increase in the net loss was $3.4 million ($0.07 per share) of pre-tax costs related to the Company’s internal review with respect to allegations made against a franchisee and other named defendants by the Department of Justice, the Company’s tax return compliance processes and a previously disclosed Internal Revenue Service examination.

The Company typically generates about 2% of its annual total revenues and incurs a net loss during the first and second fiscal quarters due to the seasonal nature of the tax return preparation business. These losses typically increase annually given location growth in the Company-owned business, the addition of resources in the franchise business and the increase in interest expense resulting from the Company’s ongoing share repurchase activities.

During the first quarter, the Company repurchased 1.1 million shares of common stock at a total cost of $30 million. Share repurchase programs contributed 9 cents of the widened loss per share as a result of a reduced share count compared to the prior year period. In the last three years, the Company has repurchased 8.0 million shares of its common stock for $234 million, representing approximately 21% of the common stock issued at the time of its initial public offering in 2004. As of July 31, 2007, there was $103 million remaining under the existing share repurchase authorization.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

“We reaffirm our confidence in the long-term growth potential of the Company, and we continue to execute on our strategy of returning value to shareholders through share repurchase programs and dividends,” said Michael Lister, Chairman and Chief Executive Officer. “We are optimistic that Jackson Hewitt’s business will continue to generate significant cash flow and that our profitability will continue to grow as we implement strategies to address changing consumer demands and serve both the early season and late season customer.”

Internal Review

The Company has completed its internal review of allegations made in lawsuits filed in April 2007 by the Department of Justice against one of its franchisees and other named defendants. The comprehensive review, which was led by former IRS Commissioner Fred Goldberg, Jr., did not find evidence of corporate employee participation in, or knowledge of, the allegedly fraudulent tax return preparation activities described in the Department of Justice lawsuits.

The internal review also examined the Company’s internal tax return compliance systems and processes. This examination has resulted in recommendations which are currently being implemented to enhance certain systems and processes, including the development of additional compliance requirements such as enhanced monitoring tools, increased training of franchisees and preparers and increased education to customers regarding the earned income tax credit. In connection with the implementation, the Company has hired Thomas Smith, a former Internal Revenue Service executive with over 35 years of experience, as its Chief Tax Compliance Officer, to oversee all aspects of the Company’s tax compliance programs. The Company continues to cooperate fully with the Internal Revenue Service in its examination of the Company and expects to resolve this matter within the next 30-60 days.

For the fiscal year, the Company expects to incur costs of approximately $6.0 million, primarily consisting of professional fees relating to the matters surrounding the internal review, of which $3.4 million was incurred during the first quarter. The Company also expects to incur additional costs beginning in the current fiscal year related to enhancements to its compliance programs.

“We are pleased to have completed our internal review,” said Lister. “We believe that Jackson Hewitt will emerge from this process as a stronger competitor, and we remain focused on solidifying our position as a leader in the delivery of accurate and professional tax return preparation.”

Outlook

Based on opportunities for growth in the paid preparer market, the expansion of the Company’s network of offices, improved same store sales growth, moderate increases in average revenues per tax return prepared and the execution of financial product agreements, the Company is establishing a long-range target for total revenue growth of 10 to 15% per year over the next five years. The Company expects to execute agreements with its financial product partners within the next 30 days.

Through operating leverage inherent to the franchise model, ongoing improvements within the Company-owned operations segment and share repurchases, the Company is establishing a long-range target for diluted earnings per share growth of 15 to 20% per year over the next five years.

Franchise Operations

Revenues in the current quarter were mostly unchanged as growth in financial product fees largely offset a lower number of territories sold in the period. Financial product fees increased by $0.5 million, to $2.7 million for the quarter. Financial product fees earned in the first and second quarters primarily relate to sales of the Gold Guarantee® product from prior tax seasons.

Other revenues of $1.7 million, as compared to $2.3 million in the prior year period, included the sale of 45 territories to franchisees as compared to 75 in the prior year period. The Company believes the decrease largely resulted from a desire by existing and prospective franchisees to wait for more clarity regarding the events surrounding the internal review before purchasing new territories. With today’s update on the status of the internal review, the Company expects an improvement in the pace of territory sales for the remainder of the year, but expects the impact of the first quarter to result in full year territory sales being somewhat below historical experience.

Cost of franchise operations increased by $1.4 million, to $9.4 million, largely related to higher personnel-related costs. Marketing and advertising expenses increased by $1.2 million, primarily as a result of a change in contractual arrangements which began in the third quarter of the prior fiscal year under which the expenses are amortized over the term of the agreement rather than primarily during the tax season as in the past. Marketing and advertising expenses for the full year are expected to grow at a slightly faster rate than anticipated total revenue growth. Loss before income taxes was $10.9 million as compared to $8.3 million in the prior year.

Company Owned-Office Operations

Loss before income taxes increased by $0.9 million to $6.9 million in the current quarter primarily due to higher occupancy costs and other related expenses associated with an increased number of locations opened for the prior tax season.

Corporate and Other

Costs related to the internal review were $3.4 million for the quarter. Stock-based compensation increased by $0.3 million in connection with additional stock option grants during the first quarter and legal-related expenses increased by $0.8 million. Interest expense was $2.9 million in the first quarter, as compared to $1.2 million in the prior year period, as a result of higher average debt outstanding primarily related to the cumulative effect of share repurchase programs. Loss before income taxes was $14.5 million as compared to $6.9 million in the prior year.

Conference Call

Michael Lister, Chairman and Chief Executive Officer, and Mark Heimbouch, Chief Financial Officer, will host a live webcast over the internet later this morning at 11:00 a.m. Eastern Time to discuss the quarter’s results. Please visit the Investor Relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with over 6,500 franchised and company-owned offices throughout the United States during the 2007 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. The Company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

This press release contains statements, including, without limitation, those statements relating to the resolution of the Internal Revenue Service examination, the outlook for the Company’s total revenues, growth in the paid preparer market, expansion of the Company’s network of offices improved same store sales growth, average revenues per tax return preparation growth, financial product agreements, diluted earnings per share growth, internal review costs and costs to enhance the Company’s compliance programs,, territory sales, marketing and advertising expenses and share repurchases, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to achieve the same levels of growth in revenues and profits in the future as we have in the past; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; the trend of tax payers filing their tax returns later in the tax season; the success of the Company’s franchised offices; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by us, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the ongoing Department of Justice lawsuits and Internal Revenue Service examinations; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with the Company’s business; the Company’s ability to protect the Company’s customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with the Company’s franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues we derive from the Company’s agreements with these financial institutions as well as affect the Company’s customers’ ability to obtain financial products through the Company’s tax return preparation offices; changes in the Company’s relationships with retailers and shopping malls that could affect the Company’s growth and profitability; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s ability to offer innovative new financial products and services; the Company’s reliance on technology systems and electronic communications to perform the core functions of the Company’s business; the Company’s ability to protect the Company’s intellectual property rights or defend against any third party allegations of infringement by us; the Company’s reliance on cash flow from subsidiaries; the Company’s compliance with credit facility covenants; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of the Company’s performance as a result of tax season being relatively short and straddling two quarters; the Company’s ability to pay dividends in the future; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and the Company’s ability to maintain an effective system of internal controls; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

Contact:
Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Vice President,	Vice President,
Treasury & Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,
	2007	2006
Revenues
Franchise operations revenues:
Royalty	$658	$623
Marketing and advertising	275	280
Financial product fees	2,746	2,218
Other	1,733	2,335
Service revenues from company-owned office operations	508	405

Total revenues	5,920	5,861

Expenses
Cost of franchise operations	9,386	7,960
Marketing and advertising	4,140	2,834
Cost of company-owned office operations	5,617	4,792
Selling, general and administrative	13,319	7,571
Depreciation and amortization	3,284	2,972

Total expenses	35,746	26,129

Loss from operations	(29,826)	(20,268)
Other income/(expense):
Interest income	440	413
Interest expense	(2,860)	(1,237)

Loss before income taxes	(32,246)	(21,092)
Benefit from income taxes	12,641	8,422

Net loss	$(19,605)	$(12,670)

Loss per share:
Basic and diluted	$(0.65)	$(0.36)

Weighted average shares outstanding:
Basic and diluted	30,268	34,888

Dividends declared and paid per share	$0.18 (a)	$0.12

Note to Consolidated Statements of Operations:

(a) Represents first fiscal quarter cash dividend of $0.18 per share of common stock declared by the Company’s Board of Directors on May 30, 2007 and paid on July 13, 2007. Excludes second fiscal quarter cash dividend of $0.18 per share of common stock declared by the Company’s Board of Directors on July 30, 2007 and payable on October 15, 2007.

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of July 31, 2007	As of April 30, 2007
Assets
Current assets:
Cash and cash equivalents	$460	$1,693
Accounts receivable, net of allowance for doubtful accounts of $2,104 and $1,279, respectively	5,264	17,519
Notes receivable, net	5,943	5,544
Prepaid expenses and other	10,282	11,421
Deferred income taxes	2,235	1,933

Total current assets	24,184	38,110

Property and equipment, net	33,228	35,194
Goodwill	393,249	393,208
Other intangible assets, net	84,155	84,793
Notes receivable, net	5,526	5,001
Other non-current assets, net	17,523	17,235

Total assets	$557,865	$573,541

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,140	$31,452
Income taxes payable	35,689	58,905
Deferred revenues	9,329	10,038

Total current liabilities	61,158	100,395

Long-term debt	210,000	127,000
Deferred income taxes	30,911	31,206
Other non-current liabilities	9,427	11,450

Total liabilities	311,496	270,051

Stockholders’ equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 38,167,640 and 38,069,726 shares, respectively	382	381
Additional paid-in capital	362,599	359,469
Retained earnings	116,498	146,962
Accumulated other comprehensive income	557	348
Less: Treasury stock, at cost: 8,014,345 and 6,953,545 shares, respectively	(233,667)	(203,670)

Total stockholders’ equity	246,369	303,490

Total liabilities and stockholders’ equity	$557,865	$573,541

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2007	2006
Revenues
Royalty	$658	$623
Marketing and advertising	275	280
Financial product fees	2,746	2,218
Other	1,733	2,335

Total revenues	5,412	5,456

Expenses
Cost of operations	9,386	7,960
Marketing and advertising	3,925	2,692
Selling, general and administrative	728	1,086
Depreciation and amortization	2,588	2,263

Total expenses	16,627	14,001

Loss from operations	(11,215)	(8,545)
Other income/(expense):
Interest income	365	271

Loss before income taxes	$(10,850)	$(8,274)

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2007	2006
Revenues
Service revenues from operations	$508	$405

Expenses
Cost of operations	5,617	4,792
Marketing and advertising	215	142
Selling, general and administrative	888	721
Depreciation and amortization	696	709

Total expenses	7,416	6,364

Loss from operations	(6,908)	(5,959)

Loss before income taxes	$(6,908)	$(5,959)

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2007	2006
Expenses (a)
General and administrative	$7,031	$4,841
Stock-based compensation	1,258	923
Internal review expenses (b)	3,414	—

Total expenses	11,703	5,764

Loss from operations	(11,703)	(5,764)
Other income/(expense):
Interest income	75	142
Interest expense	(2,860)	(1,237)

Loss before income taxes	$(14,488)	$(6,859)

Notes to Corporate and Other:

(a)	Included in selling, general and administrative in the Consolidated Statements of Operations.
(b)	The Company has retained outside counsel to conduct an internal review to investigate the allegations set forth in the DOJ Lawsuits and to examine the Company’s policies, practices and procedures in connection with tax return preparation activities at the Company’s franchisees and company-owned stores.

JACKSON HEWITT TAX SERVICE INC.

ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended July 31,
	2007	2006
Net loss, as reported	$(19,605)	$(12,670)
Internal review expenses (a)	3,414	—
Adjustment to as reported benefit from income taxes	(1,338)	—

Net loss, as adjusted	$(17,529)	$(12,670)

Loss per share, as reported
Basic and Diluted	$(0.65)	$(0.36)

Loss per share, as adjusted
Basic and Diluted	$(0.58)	$(0.36)

Notes to Adjusted Results of Operations:

(a)	The Company has retained outside counsel to conduct an internal review to investigate the allegations set forth in the DOJ Lawsuits and to examine the Company’s policies, practices and procedures in connection with tax return preparation activities at the Company’s franchisees and company-owned stores.

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net loss and loss per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of expenses incurred in connection with the Company’s Internal Review in order to help investors compare, on an equivalent basis, the Company’s financial results for the current quarter presented to its financial results for the same quarter last year presented.

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